Dryden Index Series Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102



								May 30, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn: Filer Support Unit


Re: Dryden Index Series Fund
File No. 811-6677


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for the above named Fund for the fiscal period ended March 31, 2006. The Form N-SAR was filed using the EDGAR system.



Very truly yours,

/s/ Claudia DiGiacamo
Claudia DiGiacamo
Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of May 2006.


Dryden Index Series Fund





Witness:  /s/ Floyd L. Hoelscher				By:  /s/ Claudia DiGiacamo
Floyd L. Hoelscher				Claudia DiGiacamo
						Assistant Secretary




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